UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005

Viasystems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-29727	43-177252
(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road
St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

314-727-2087
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        In connection with his previously announced retirement from Hicks, Muse, Tate and Furst Incorporated, Thomas O. Hicks resigned his seat on the Board of Directors (the "Board") of Viasystems, Inc. (“Viasystems”) on February 9, 2005. Mr. Hicks served Viasystems as a Board member for eight years, and was Chairman of the Board for almost two years. “Tom’s contribution to Viasystems has been instrumental. Viasystems benefited greatly through Tom’s leadership and support,” said Chris Steffen, current Chairman of the Board of Viasystems.

         Also on February 9, 2005, Mr. Hicks’ position on the Board of Directors was filled by Jack Furst, partner of Hicks, Muse, Tate and Furst Incorporated. Mr. Furst previously served as a member of Viasystems’ Board from November, 1996 to February, 2003. Mr. Steffen said, “We are glad to welcome Jack back to our Board. He has been intimately involved in Viasystems’ business and strategy, and his insight and leadership will be helpful as we continue to strive to satisfy our customers with world class technology and service around the globe.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 14, 2005

Viasystems, Inc. By: /S/ David J. Webster —————————————— David J. Webster Chief Administrative Officer